EXHIBIT 99.1

AVX Corporation Announces Preliminary First Quarter Results

FOUNTAIN INN, S.C. – July 26, 2017 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the first quarter ended June 30, 2017.

Chief Executive Officer and President, John Sarvis, stated, “We completed the first quarter of our fiscal year with net sales of $331.4 million reflecting an increase over both the previous quarter and the same quarter in the prior year. Our gross profit of $73.8 million, or 22.3 percent, reflects solid operating performance. These results are reflective of new design wins along with increased demand from our customers for value-added components and interconnect devices. Our Distribution Channel continues to experience favorable trends and maintains a positive outlook for succeeding quarters. Our operational efficiency programs continue to positively impact our manufacturing cost.  We continue to be optimistic that the continuing evolution of new electronic devices and content will provide growth opportunities during the fiscal year.”

For the quarter ended June 30, 2017, net sales were $331.4 million compared to net sales of $314.8 million for the same period last year, reflecting improving global market conditions for our components and interconnect devices.

Net income for the quarter ended June 30, 2017 was $31.5 million, or $0.19 per diluted share, compared to net income of $29.9 million, or $0.18 per diluted share, for the quarter ended June 30, 2016. Profit from operations for last year’s three month period ended June 30, 2016 reflected charges of $2.5 million related to damages awarded in a patent infringement case and $3.6 million related to certain litigation involving legacy environmental issues.

As announced on July 19, 2017, AVX is acquiring the Transportation, Sensing and Control division of TT Electronics PLC for approximately $156 million. The division currently generates approximately $300 million in annual revenue and broadens AVX’s technology and product portfolio. The acquisition is expected to close in the fourth quarter of this calendar year.

Chief Financial Officer, Kurt Cummings, stated, “As a part of our long-term strategy, we continued to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. As of June 30, 2017, we had cash, cash equivalents and short-term investments in securities of approximately $1.1 billion and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $18.5 million in dividends to stockholders.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	June 30,
	2016	2017
Net sales	$314,823	$331,354
Cost of sales	242,489	257,508
Intellectual property damages award	2,471	-
Gross profit	69,863	73,846
Selling, general & admin. expense	31,477	31,415
Legal and environmental charges	3,600	-
Profit (loss) from operations	34,786	42,431
Other income, net	5,065	1,913
Income (loss) before income taxes	39,851	44,344
Provision (benefit) for taxes	9,962	12,860
Net income	$29,889	$31,484

Basic income per share	$0.18	$0.19
Diluted income per share	$0.18	$0.19

Weighted average common shares outstanding:
Basic	167,455	168,071
Diluted	167,639	168,632

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	June 30,
	2017	2017
Assets
Cash and cash equivalents	$578,634	$633,576
Short-term investments in securities	528,748	499,240
Accounts receivable, net	186,804	190,425
Inventories	474,128	473,306
Other current assets	68,090	58,531
Total current assets	1,836,404	1,855,078
Property, plant and equipment, net	239,951	255,345
Goodwill and other intangibles	266,701	266,331
Other assets	134,357	139,077

TOTAL ASSETS	$2,477,413	$2,515,831

Liabilities and Stockholders' Equity
Accounts payable	$80,441	$79,051
Income taxes payable and accrued expenses	135,626	138,943
Total current liabilities	216,067	217,994
Other liabilities	44,867	45,144

TOTAL LIABILITIES	260,934	263,138

TOTAL STOCKHOLDERS' EQUITY	2,216,479	2,252,693

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,477,413	$2,515,831

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2018, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2017. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com